Exhibit 99.2
Carmike Cinemas
First Quarter Fiscal 2016
Management Commentary
May 2, 2016

Please refer to the “Important Disclosures” section of these prepared remarks for important information about our operating metrics, GAAP and non-GAAP definitions, and other important disclosures. Additional financial information is provided in Carmike’s Q1 2016 10-Q and Earnings Release filed with the SEC on May 2, 2016. These comments, along with other information, may be found on Carmike’s Investor Relations website at www.carmikeinvestors.com.

Q1 2016 Operating Results
(GAAP)

	Operating Results				Management Comments
$ in millions	Q1 2016	Q1 2015	$ Variance	% Change
Operating Revenues
Admissions Revenue	$122.7	$111.4	$11.3	10.2%
•    Industry box office was up 12.5% compared to Q1 2015 due to strong Q4 2015 carryover (Star Wars: The Force Awakens and The Revenant) and strong Q1 2016 slate (Deadpool, Zootopia, and Batman v Superman: Dawn of Justice).
•    Admissions revenue per screen grew 8.2%.
•    Difficult year-over-year comparison given Carmike’s Q1 2015 admissions revenue/screen over index of 180 bps.
•    Acquisition of Sundance Cinemas in Q4 2015 contributed to positive admissions revenues.
•    Recognized $0.5 million in gift card breakage in Q1 2016.
•    Increase in year-over-year per patron spend from $7.20 to $7.80.
•    Tax-on-top pricing strategy implemented in Q4 2015 continues to yield positive results in average admissions per patron spend.

Concessions and Other Revenue	$83.5	$73.0	$10.5	14.4%
•    Successful Q1 2016 box office fueled increased concessions and other revenues.
•    Acquisition of Sundance Cinemas in Q4 2015 contributed to positive concessions and other revenues.
•    Recognized $0.7 million of settlement funds related to the 2010 BP oil spill.
•    Recognized $0.3 million in gift card breakage in Q1 2016.
•    Increase in per patron spend from $4.72 to $5.31.
•    Tax on top pricing strategy implemented in Q4 2015 continues to yield positive results.
•    Expanded hot food and alcohol programs continue to generate incremental per patron spend of approximately $0.15 at each location.
•    Q1 2016 marks the third quarter in which all three Ovation dining theatres have been in operation.

Operating Expenses
Film Exhibition Costs	$68.3	$61.7	$6.6	10.8%
•    Film exhibition costs as % of revenue increased from 55.4% to 55.7%.
•    Film exhibition costs % increased due to a higher concentration of top grossing films in Q1 2016 (including carryover of successful films from Q4 2015) vs. Q1 2015.

Concession Costs	$9.6	$8.0	$1.6	19.4%
•    Concession costs as % of concessions and other revenues increased from 11.0% to 11.5%.
•    Concession cost as % of concessions and other revenue increased due to rollout of in-theatre dining locations (including the addition of the Sundance locations) during 2015 as well as expansion of locations serving hot food and alcohol.

Salaries & Wages Expense	$24.8	$23.7	$1.1	4.4%	• Salaries and benefits as a % of total operating revenues decreased from 12.9% to 12.0%.
Theatre Occupancy Costs	$25.9	$23.4	$2.5	10.4%
•    Increase in theatre occupancy costs related to 6 theatres and 75 screens (not including acquired screens) opened since Q1 2015, partially offset by impact of closures.
•    Increase of $0.9 million due to acquired Sundance theatres.

Other Theatre Operating Expenses	$34.5	$32.0	$2.5	7.8%	• Other theatre operating costs as a % of total operating revenues decreased from 17.4% in Q1 2015 to 16.8% in Q1 2016. • Increase of $1.0 million due to acquired Sundance theatres.
Other Income/Expenses
General and Administrative	$12.3	$10.0	$2.3	22.9%	• Increase in professional fees primarily associated with the pending AMC merger.
Depreciation and Amortization Expense	$15.2	$13.1	$2.1	15.8%	• Increase resulting from higher fixed asset base resulting from recent acquisitions.
Interest Expense	$12.4	$12.7	($0.30)	(2.20)%	• Reduction in interest expense primarily due to a decrease in the weighted-average interest rate of its 6.00% Senior Notes compared to its previous Senior Notes
Income Tax Expense	$1.4	$0.3	$1.1	366.7%	• Increase resulting from higher pre-tax income resulting from successful Q1 2016 box office.
Income from Unconsolidated Affiliates	$0.4	$1.3	($0.90)	(69.20)%	• Amount is largely attributable to our investment in Screenvision.
Net Income/EPS
Net Income	$2.2	$0.4	$1.8	450.0%
EPS (Basic and Diluted)	$0.09	$0.02	$0.07	350.0%

Q1 2016 Operating Results
(Non- GAAP)

	Operating Results				Management Comments
$ in millions	Q1 2016	Q1 2015	$ Variance	% Change
Non-GAAP Performance Measures
Adjusted EBITDA	$36.2	$29.8	$6.5	21.8%	• Top-line revenue growth in Q1 2016 primarily due to strong Industry box office and recent acquisition growth coupled with disciplined management of operating expenses.
Net Debt	$367.6	$352.2	$15.4	4.4%
•    Increase in principal balance of Senior Notes following refinancing in June 2015.
•    Addition of $14 million of capital leases and financing obligations in Q1 2016 following amendment of a master lease agreement.

Adjusted Net Income	$5.4	$3.1	$2.3	74.2%	• Factors noted above combined with non-cash and other non-recurring charges including expenses incurred with the pending AMC merger and non-cash share-based compensation expense.
Adjusted EPS (diluted)	$0.22	$0.12	$0.10	83.3%	• Factors noted above.

Other Highlights

•
Adjusted EBITDA and Theatre Level Cash Flow margins continued to show strong improvement, behind strong top-line growth and management of variable costs. Adjusted EBITDA margin increased from 16.1% in Q1 2015 to 17.6% in Q1 2016.

•
The integration of 5 theatres and 37 screens from Sundance Cinemas continues to yield positive top and bottom-line growth. These screens are expected to generate annual revenues and Adjusted EBITDA of approximately $24 million and $5.6 million, respectively.

•
In January 2016, prior to the announcement of our planned merger with AMC, we acquired two theatres and 22 screens from a subsidiary of AMC Entertainment Holdings, Inc. Since late 2011, we have added 65 theatres and over 800 screens to our circuit. Our acquisition plans are currently on hold given the planned merger with AMC.

•	Our tax-on-top pricing strategy, implemented in Q4 2015, continues to generate growth in per patron spend in admissions and concessions.

•	Concessions and other revenue per patron increased 12.5% from $4.72 in Q1 2015 to $5.31 in Q1 2016. This marks the 25th consecutive quarter of year-over-year increases in this important growth metric.

•
At the end of Q1 2016, 58 locations are serving alcohol while 52 locations are serving hot foods. This is up from 30 and 32 locations serving alcohol and hot foods, respectively, at the end of Q1 2015.

•	We opened a 12 screen theatre in Tulsa, OK in January 2016 and plan to open 4 additional theatres and 38 screens by the end of 2016, all of which will include in-theatre dining.

•	Our circuit currently includes 55 premium format auditoriums, including 32 of our proprietary Big D auditoriums, 21 IMAX auditoriums and 2 MuviXL auditoriums.

•	Other theatre operating costs as a percentage of total operating revenues decreased from 43.0% in Q1 2015 to 41.3% in Q1 2016.

•
Capital expenditures for Q1 2016 were $5.4 million. The Company anticipates total capital expenditures for fiscal year 2016 to be approximately $55 million to $60 million, primarily associated with theatre renovations, new build-to-suit theatres and maintenance.

•
In January 2016, we repurchased 116,487 shares of our common stock for $2.6 million. In total, we have repurchased approximately 305,000 shares of common stock since the inception of the stock repurchase plan on December 10, 2015. We have suspended the repurchase program due to our pending merger with AMC.

•
In Q1 2016, we amended an existing master lease agreement which resulted in the addition of approximately $14 million in capital leases and financing obligations to our balance sheet. On a go-forward basis, approximately $1.3 million in annual rent expense will be recorded as interest expense as a result of this amendment.

Important Additional Information Regarding the Merger Will Be Filed With The SEC
This management commentary may be deemed to be solicitation material in respect of the proposed merger of Carmike Cinemas, Inc. (“Carmike”) with and into a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (“AMC”). In connection with the proposed merger, Carmike will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Carmike’s stockholders will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Carmike with the SEC at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain a free copy of the proxy statement, when available, and other relevant documents from Carmike’s website at http://www.carmikeinvestors.com/.
Participation in the Solicitation
Carmike and its directors, executive officers and certain other members of management and employees of Carmike may be deemed to be “participants” in the solicitation of proxies from Carmike’s stockholders in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of Carmike’s stockholders in connection with the proposed merger, which may be different than those of Carmike’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Carmike’s stockholders can find information about Carmike and its directors and executive officers and their ownership of Carmike’s common stock in Carmike’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, in its definitive proxy statement for its annual meeting of stockholders, which was filed with the SEC on April 15, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Carmike’s website at www.carmikeinvestors.com.

Disclosure Regarding Forward-Looking Statements
This management commentary contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward looking statements in this press release include Carmike’s expectations regarding results from our operating strategies, box office performance, operating results from our recent acquisitions and food and beverage strategies. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with AMC; the inability to complete the proposed merger due to the failure to obtain Carmike stockholder or regulatory approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the merger agreement with AMC, or the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from our ongoing business operations due to the proposed merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger agreement with AMC; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for our business segments; our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2015, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Non-GAAP Financial Measures
Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, merger and acquisition-related expenses, share-based compensation expense and gain on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, merger and acquisition-related expenses, share-based compensation expense, gain on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

Note: We have provided a reconciliation of non-GAAP information in the supplementary tables accompanying our Q1 2016 earnings press release issued on May 2, 2016.